As filed with the Securities and Exchange Commission on June 27, 2018

Registration Statement No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RECALL STUDIOS, INC.

(Exact name of Registrant as specified in its charter)

Florida	26-4330545
(State of incorporation)	(I.R.S. Employer Identification No.)

1115 Broadway, 12th Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Recall Studios, Inc. Non-Plan Based Shares

(Full title of the plan)

Alexander Bafer

Chief Executive Officer

Recall Studios, Inc.

1115 Broadway, 12th Floor

New York, New York 10010

(Name and address of agent for service)

(212) 537-5775

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	150,000 shares (2)	$ 0.38 (3)	$ 57,000 (3)	$7.10

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2) This registration statement covers the resale of 150,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), that have been previously issued to the selling stockholder named in this registration statement pursuant to an agreement with such selling stockholder for the provision of advisory services to Recall Studios, Inc. (the “Company”)

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the bid and ask prices of the Common Stock of the Company, as quoted on the OTCQB tier of the OTC Markets on June 25, 2018.

EXPLANATORY NOTE

Recall Studios, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of up to 150,000 shares (the “Shares”) of its Common Stock, par value $0.0001 per share, issued prior to the filing of this Registration Statement and held by the selling stockholder named herein in connection with such selling stockholder’s provision of services to the Registrant.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the selling stockholder named herein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. The Company will provide, without charge, to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference.

PROSPECTUS

150,000 SHARES

RECALL STUDIOS, INC.

COMMON STOCK

This prospectus relates to 150,000 shares (the “Shares”) of common stock, par value $0.0001 per share of Recall Studios, Inc. (the “Company”) which may be offered from time to time by the selling stockholder of the Company, named herein, for such stockholder’s own account. We will not receive any proceeds from any sale of common stock offered pursuant to this prospectus.

The selling stockholder may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the selling stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the selling stockholder may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “BTOP.” On June 26, 2018, the closing price of our common stock was $0.41.

Investing in our common stock involves risks. See the sections entitled “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” on page 4 of this prospectus to read about factors to consider in connection with purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2018

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THE COMPANY

Recall Studios, Inc. has been recognized as an award-winning feature film and television specials production company. Through recent corporate restructurings, we have re-oriented to the technology side of the burgeoning Augmented Reality (“AR”) and Virtual Reality (“VR”) markets. When used in this prospectus, the terms “we,” “us,” “our,” and “Company” refer to Recall Studios, Inc. and its consolidated subsidiaries.

We focus on advancing VR and AR technologies and have two patents pending to create content and immersive, non-liner experiences, filling the demand attendant to the increased production of VR viewing devices absent a corresponding increase in content production.

We are incorporated in Florida, and our principal executive offices are located at 1115 Broadway, 12th Floor, New York, New York 10010, and our telephone number is (212) 537-5775.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not guarantees of future performance. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, results of operations and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus. Many of the factors that will determine these items are beyond our ability to control or predict. For a further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” herein and other risk factors included in our reports filed with the Securities and Exchange Commission (the “SEC”).

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus.

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RISK FACTORS

Material factors that may adversely affect our business and operations are summarized below. The risks and uncertainties described herein may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. See “Disclosure Regarding Forward-Looking Statements” above.

Risks Related to the Business

We have very limited financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We have very limited financial resources. The Company had a stockholders’ deficit at December 31, 2017, incurred a net loss from operations and used cash in operating activities for the year then ended. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the year ended December 31, 2017 that states that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds, and there is no assurance that we will be able to implement such plan or raise additional funds.

We need additional capital to develop our business. If we fail to obtain additional capital we may not be able to implement our business plan.

The continuation of our operations will require the commitment of substantial additional resources. Currently, we have no established bank-financing arrangements. Therefore, it is likely that we will need to seek additional financing through subsequent future private offerings of our equity securities, or through strategic partnerships and other arrangements with corporate partners. Any capital we might raise will be initially used to cover general working capital expenses, with the remainder being invested in the growth of our business.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations.

We currently rely on one customer for most of our revenue, and the loss of, or material reduction in, sales to this customer would have an adverse effect on our business, results of operations, financial condition and prospects.

During the year ended December 31, 2017, the Company had one customer that accounted for 90% of sales. During the year ended December 31, 2016, the Company had had two customers that accounted for 72% and 12% of sales. The loss of this customer would materially adversely affect our revenues.

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The loss of our key executive officers could harm our business.

Our success depends to a significant extent upon the performance and continued service of our key management team. The loss of the services of this management team and the failure to develop and maintain an adequate succession plan could have a material adverse effect on our business and operations because of our team’s specific and unique knowledge of our industry.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were initially formed in February 2009. All of our efforts to date have related to developing our business plan and beginning business activities. Our revenues are not sufficient to sustain our current operations, and we face a high risk of business failure.

Most of our competitors, which include large studios and production companies, have significantly greater financial and marketing resources than do we.

Most of our competitors, which include large studios and production companies, have significantly greater financial and marketing resources than do we. Many have sophisticated websites and the ability to advertise in a wide variety of media. We will principally depend on the business contacts of our chief executive officer. There are no assurances that our approach will be successful.

Our business depends upon the protection of our intellectual property and proprietary information.

We believe that our success depends, in part, on protecting our intellectual property. Our intellectual property includes certain patents and trademarks, as well as proprietary or confidential information that is not subject to patent or similar protection. Our intellectual property protects the integrity of our products and services, which is a core value of the industries in which we operate. Protecting our intellectual property can be expensive and time-consuming, may not always be successful depending on local laws or other circumstances, and we also may choose not to pursue registrations in certain countries. Competitors may independently develop similar or superior products, software, systems or business models. In cases where our intellectual property is not protected by an enforceable patent, or other intellectual property protection, such independent development may result in a significant diminution in the value of its intellectual property.

There can be no assurance that we will be able to protect our intellectual property. Despite our effort to protect these proprietary rights, parties may try to copy our products, business models or systems, use certain of our confidential information to develop competing products, or independently develop or otherwise obtain and use our products or technology, any of which could have an adverse effect on our business. Policing unauthorized use of our technology is difficult and expensive.

There can be no assurance that our business activities, products and systems will not infringe upon, misappropriate of otherwise violate the proprietary rights of others, or that other parties will not assert infringement or misappropriation claims against us. Any such claim and any resulting litigation, should it occur, could subject us to significant liability for costs and damages and could result in invalidation of our proprietary rights, distract management, and/or require us to enter into costly and burdensome royalty and licensing agreements. Such royalty and licensing agreements, if required, may not be available on terms acceptable to us, or may not be available at all. In the future, we may also need to file lawsuits to defend the validity of our intellectual property rights and trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources.

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We also rely on certain products and technologies that we license from third parties. Proprietary licenses typically limit our use of intellectual property to specific uses and for specific time periods. There can be no assurance that these third-party licenses, or the support for such licenses, will continue to be available to us on commercially reasonable terms. In the event that we cannot renew and/or expand existing licenses, we may be required to discontinue or limit our use of the products that include, incorporate, or rely on licensed intellectual property.

Our pending patent applications may not be approved.

Our success depends on our ability to protect our proprietary products, processes and methods. Although we filed two patent applications regarding the creation of content and immersive, non-liner experiences, there can be no assurances that such applications will result in the issuances of patents. Further, even if patents are issued, there can be no assurances that future patent claims will be held valid and enforceable against third-party infringement or that our products, methods and processes will not infringe any third-party patent or intellectual property or that such claims will afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

Our business is subject to evolving technology.

The markets for our products are affected by changing technology and evolving industry standards. Our ability to anticipate or respond to such changes and to develop and introduce new and enhanced products and services on a timely basis will be a significant factor in our ability to expand, remain competitive, attract new customers and retain existing contracts. Generally, there can be no assurance that we will achieve the necessary technological advances, have the financial resources, introduce new products or services on a timely basis or otherwise have the ability to compete effectively on a technological basis in the markets we serve.

Our inability to complete future acquisitions of VR, AR and related businesses and integrate those businesses successfully could limit our future growth, if any.

We continue to pursue expansion and acquisition opportunities in AR, VR and related businesses, and we could face significant challenges in managing and integrating the expanded or combined operations including acquired assets, operations and personnel. There can be no assurance that acquisition opportunities will be available on acceptable terms or at all or that we will be able to obtain necessary financing to complete potential acquisitions. Our ability to succeed in implementing our strategy will depend upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. Acquisition transactions may disrupt our ongoing business and distract management from other responsibilities. Any future acquisition transactions involving the use of company stock would dilute our existing stockholders and earnings per share.

Alexander Bafer, our chief executive officer, principal financial officer, and principal accounting officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Alexander Bafer has no meaningful financial reporting education or experience. He is and will be heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

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We are subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit, or continue to operate as a going concern. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market develops, could drop significantly.

Our internal controls are inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. We are required to include a report of management on the effectiveness of our internal control over financial reporting in our periodic reports. As of December 31, 2017, our management concluded that our internal control over financial reporting was not effective, primarily as a result of the fact that the Company has few employees, only one of whom has a background in accounting, and lacks segregation of duties.

We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Risks Related to our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of third-party financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of our authorized and unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute common stock book value, and that dilution may be material.

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Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law. Further, our Bylaws set forth indemnification provisions which are substantively the same as those provided in the Florida Business Corporation Act. Collectively, these provisions provide our officers and directors with extensive indemnification rights which, depending on the circumstances, could require us to expend substantial amounts of money on their behalf, which may materially adversely affect our financial condition.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, though our common stock is quoted on the OTCQB tier of the OTC Markets. There can be no assurances as to whether any market for our shares will develop; the prices at which our common stock will trade; or the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until a market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our chief executive officer to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Mr. Bafer, our chief executive officer, has voting power over a majority of our outstanding common stock. As such, he is in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our chief executive officer may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders have no way of overriding decisions made by our chief executive officer. This level of control may also have an adverse impact on the market value of our shares because our chief executive officer may institute or undertake transactions, policies or programs that result in losses may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

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We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC and the national securities exchanges as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with voluntary compliance, we have not yet adopted these measures.

We do not currently have audit or compensation committees. As a result, the members of the board of directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a result thereof.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information about the limited market in penny stocks. Consequently, these rules may restrict the ability of brokers-dealers to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

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There can be no assurance that our shares of common stock will qualify for exemption from the penny stock rule. In any event, even if our common stock was exempt from the penny stock rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any of the proceeds from any sale of shares by the selling stockholder.

SELLING STOCKHOLDER

The common stock being registered by this prospectus consists of 150,000 shares that are currently held by Laura Anthony, the selling stockholder, and were issued to Ms. Anthony pursuant to a written compensation contract by and between the Company and Ms. Anthony in connection with Ms. Anthony’s provision of legal advisory services to the Company. Ms. Anthony provides general legal advisory services to the Company, holds no other shares of common stock of the Company, holds less than 1% of the Company’s outstanding common stock and is not an affiliate of the Company.

We are registering these shares to permit the selling stockholder to resell these shares when she deems appropriate. The selling stockholder may resell all, a portion, or none of the shares, at any time and from time to time. The selling stockholders may also sell, transfer or otherwise dispose of some or all of the shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer the shares of common stock for sale under this prospectus.

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PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholder to offer for sale and sell all or a portion of her shares acquired in connection with the provision of certain advisory services to the Company. The selling stockholder may sell the shares of common stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the selling stockholder can presently estimate the amount of this compensation.

The common stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s common stock may be then-listed.

The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price of the common stock less discounts and commissions, if any. The selling stockholder reserves the right to accept and, together with her agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the selling stockholder.

The selling stockholder and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” under the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The shares to be offered or resold by means of this reoffer prospectus by the selling stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Legal & Compliance, LLC.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Recall Studios, Inc. Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal & Compliance, LLC will pass upon the validity of the shares of common stock offered pursuant to this prospectus. The selling stockholder, who will receive any and all proceeds from the sale of the shares offered pursuant to this prospectus, is the sole member of Legal & Compliance, LLC. Neither the selling stockholder nor Legal & Compliance, LLC provides services to the Company on a contingent basis.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Except to the extent any information therein is deemed furnished and not filed pursuant to securities laws and regulations, the Company hereby incorporates by reference into this Registration Statement the following documents:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed April 17, 2018;

●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed May 21, 2018;

●	The Company’s Current Reports on Form 8-K filed on January 19, 2018, February 7, 2018 and May 17, 2018; and

●	The description of the Company’s securities contained in the Registration Statement on Form 8-A, filed on January 27, 2015 (File No. 000-55353), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed also to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents; provided that, to the extent any information therein is deemed furnished and not filed pursuant to securities laws and regulations, such information shall not be deemed incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

On request we will provide, at no cost to each person, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to the Company’s executive offices located at 1115 Broadway, 12th Floor, New York, New York 10010, Attention: Alexander Bafer, chief executive officer, telephone number (212) 537-5775.

We are also subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act we file reports, proxy statements and other information with the SEC. These documents, including this prospectus and registration statement of which this prospectus is a part, may be inspected and copied at the public reference facilities maintained by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about public reference rooms. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. Copies of these reports, proxy and information statements and other information that we file with the SEC, including this prospectus and the registration statement of which it is a part, may be obtained from its internet address at http://www.sec.gov.

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150,000 Shares

Recall Studios, Inc.

Common Stock

Prospectus

June 27, 2018

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PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered as specified by Rule 428(b)(1) under the Securities Act.

The Registrant shall furnish promptly, without charge, to any participants eligible to participate in the employee benefit plan, upon written or oral request, a copy of any document incorporated or deemed to be incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof or otherwise required to be delivered pursuant to Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed April 17, 2018;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed May 21, 2018;

(c) The Company’s Current Reports on Form 8-K filed on January 19, 2018, February 7, 2018 and May 17, 2018;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(e) The description of the Company’s securities contained in the Registration Statement on Form 8-A, filed on January 27, 2015 (File No. 000-55353), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Legal & Compliance, LLC will pass upon the validity of the shares of common stock registered for resale by the selling stockholder pursuant to this Registration Statement. The selling stockholder, who will receive any and all proceeds from the sale of the shares offered pursuant to this prospectus, is the sole member of Legal & Compliance, LLC. Neither the selling stockholder nor Legal & Compliance, LLC provides such services on a contingent basis.

Item 6. Indemnification of Directors and Officers.

Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 are applicable; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Our articles of incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

Our bylaws provide for the same indemnification authority as the FCBA. To the extent that a director, officer, employee, or agent of the Registrant has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Any indemnification under such authority, unless pursuant to a determination by a court, shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the applicable provisions of the FCBA and our bylaws. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected in accordance with the bylaws; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The bylaws further provide that expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the Registrant in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Registrant. Expenses incurred by other employees and agents shall be paid in advance upon such terms or conditions that the board of directors deems appropriate. The indemnification and advancement of expenses provided pursuant to the bylaws are not exclusive, and the Registrant may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Indemnification and advancement of expenses as provided in the bylaws shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

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The bylaws state that if the Registrant fails to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the Registrant who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that: (i) the director, officer, employee, or agent is entitled to mandatory indemnification under the bylaws, in which case the court shall also order the Registrant to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (ii) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Registrant of its power pursuant to the bylaws; or (iii) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in the relevant bylaw provisions.

Under the bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the bylaws.

We have entered into indemnification agreements with our directors and certain officers that provide for the indemnification of our directors and certain officers, to the fullest extent permitted by the FCBA, our articles of incorporation and our bylaws, against expenses incurred by such persons in connection with their service as (i) our director or officer, (ii) in any capacity with respect to any of our employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at our request. In addition, the agreements provide for our obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.

We maintain directors’ and officers’ liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The shares being registered pursuant to the reoffer prospectus included herein were issued to the selling stockholder in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The selling stockholder represented her intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. Such selling stockholder had adequate access, through the relationship with the Registrant, to information about the Registrant.

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Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2018.

Recall Studios, Inc.

By:	/s/ Alexander Bafer
Alexander Bafer
Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alexander Bafer and Bradley Albert, or either of them singly, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and either of them singly, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them singly, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Bafer	Chief Executive Officer and Chairman of the Board	June 27, 2018
Alexander Bafer	(Principal Executive, Financial and Accounting Officer)

/s/ Bradley Albert	President, Chief Creative Officer and Director	June 27, 2018
Bradley Albert

/s/ Justin Morris	Chief Operating Officer and	June 27, 2018
Justin Morris	and Director

/s/ Frank Esposito	Chief Legal Officer and Director	June 27, 2018
Frank Esposito

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INDEX TO EXHIBITS

Exhibit	Description
3.1(a)	Articles of Incorporation (incorporated by reference to Exhibit 3.1(i) to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-176093) filed with the Commission on August 5, 2011).
3.1(b)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1(ii) to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-176093) filed with the Commission on August 5, 2011).
3.1(c)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1(iii) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and filed with the Commission on March 31, 2015).
3.1(d)	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 27, 2015).
3.1(e)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2016).
3.1(f)	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 28, 2016).
3.1(g)	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 28, 2016).
3.1(h)	Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2016).
3.1(i)	Second Amended Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2017).
3.1(j)	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 5, 2017).
3.2(a)	By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-176093) filed with the Commission on August 5, 2011).
3.2(b)	Amendment to the By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 28, 2016).
3.3(c)	Amendment to the By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2016).
5.1	Opinion of the Law Office of Legal & Compliance, LLC.
23.1	Consent of the Law Office of Legal & Compliance, LLC (incorporated in Exhibit 5.1).
23.2	Consent of Fruci & Associates II, PLLC.
24.1	Power of Attorney (see Signature Page).
99.1	Compensation Agreement by and between the Registrant and Laura Anthony, dated as of May 24, 2018.

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